CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Registration Statement No. 33-91684 of WVS Financial Corp. on Form S-8 of our report dated August 1, 1997, appearing in the Annual Report on Form 10-K of WVS Financial Corp. for the year ended June 30, 1997.




/s/S.R. Snograss, A.C.





Wexford, PA
September 19, 1997